UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 26, 2007

EMPIRE FINANCIAL HOLDING COMPANY

(Exact name of Registrant as specified in its charter)

Florida	1-31292	56-3627212
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2170 West State Road 434

Suite 100

Longwood, FL 32779

(Address Of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code (407) 774-1300

_____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:  Entry into a Material Definitive Agreement.

See disclosure under Item 2.01 below.

Item 2.01:  Completion of Acquisition or Disposition of Assets.

On March 26, 2007 (the “Effective Date”), Empire Financial Holding Company (the “Registrant”) pursuant to a confidential agreement, the Registrant acquired all the assets and operations of an independent broker office of supervisory jurisdiction (“OSJ”) located in New York.

The Registrant paid purchase consideration of (i) approximately $4.2 million of notes owed to the Registrant by the OSJ, and (ii) approximately $300,000 in other consideration.

Prior to the Effective Date, neither the Registrant nor any of its affiliates, nor any officer or director of the Registrant or any associate of any such officer or director, had any material relationship with the OSJ, except that the OSJ was an Office of Supervisory Jurisdiction (as such term is defined by the NASD) of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Empire Financial Holding Company

Dated: March 27, 2007	By:	/s/ Donald A. Wojnowski, Jr.
Donald A. Wojnowski, Jr.
President